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                                                                      Exhibit 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Dominion Resources, Inc. on Form S-8 of our report dated February 8, 1999 (February 22, 1999 as to Note X) incorporated by reference in the Annual Report on Form 10-K of Dominion Resources, Inc. for the year ended December 31, 1998.


/s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Richmond, Virginia
January 31, 2000